EX-33.35
(logo) ZENTA


February 9, 2009


Report on Assessment of Compliance with Servicing Criteria

(i) Zenta, LLC (f/k/a Global Realty Outsourcing, Inc)(the Company), is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122 (d) of Regulation AB relating to Schedule # 30, dated May 31, 2005 of the Amended and Restated Services Agreement, dated as of June 27, 2003, as amended by Amendment #1 to the Amended and Restated Services Agreement dated as of February 24, 2005 (the Agreement).

(ii) Company used the following criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122 (d)(4)(x) (A), Item 1122
(d)(4)(x) (C), Item 1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item 1122
(d)(4)(xiii), and as further identified in Exhibit A,

(iii) Company has complied with the applicable servicing criteria as of and for the period from January 1, 2008 through December 31, 2008,

(iv) Deloitte & Touche LLP, a registered public accounting firm has issued an attestation report on Company's assessment of compliance with applicable servicing criteria as of December 31, 2008 and for the period from January 1, 2008 through December 31, 2008.


/s/ Colette Prior
Colette Prior, Senior Vice President, Zenta, LLC

/s/ David Jones
David Jones, Senior Vice President, Zenta, LLC


485 Lexington Ave * 25th Fl * New York, NY 10017
Phone: 212-209-0700 * Fax: 212-209-0712 * www.zenta.com


(page)


Exhibit A


                         GENERAL SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA (1)     CRITERIA
                                                                   Performed
                                                                   by
Reference                        Criteria                          Company

                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans          X(2)
                   is maintained as required by the
                   transaction agreements or related mortgage
                   loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are                              X
                   safeguarded as required by the
                   transaction agreements

1122(d)(4)(iii)    Any additions, removals or                                           X
                   substitutions to the asset pool are made,
                   reviewed and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any                            X
                   payoffs, made in accordance with related
                   mortgage loan documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
                   with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the                                 X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or                                 X
                   status of an obligor's mortgage
                   loans (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.


(page)



                            SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA (1)     CRITERIA
                                                                   Performed
                                                                   by
Reference                        Criteria                          Company

1122(d)(4)(vii)    Loss mitigation or recovery actions                                  X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts                               X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates            X
                   of return for mortgage loans with variable
                   rates are computed based on the related
                   mortgage loan documents.

1122(d)(4)(x)(A)   Regarding any funds held in trust for             X(3)
                   an obligor (such as escrow accounts):
                   (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan
                   documents, on at least an annual basis,
                   or such other period specified in the
                   transaction agreements;

1122(d)(4)(x)(B)   (b) interest on such funds is paid, or                               X
                   credited, to obligors in accordance with
                   applicable mortgage loan documents and
                   state law;

1122(d)(4)(x)(C)   (c) such funds are returned to the                X
                   obligor within 30 calendar days of full
                   repayment of the related mortgage loans,
                   or such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor             X(3)
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                     X(3)
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.


(page)



                           SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA (1)     CRITERIA
                                                                   Performed
                                                                   by
Reference                        Criteria                          Company

1122(d)(4)(xiii)   Disbursements made on behalf of an                X(4)
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                                       X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                    X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.


FOOTNOTES:
Footnote 1 - Pursuant to the Agreement, the Company is responsible for the performance of applicable criteria related to the following Regulation AB criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122
(d)(4)(x)(A), Item 1122 (d)(4)(x)(C), Item 1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item 1122 (d)(4)(xiii).

Footnote 2 - The Company's responsibility relating to criteria 1122(d)(4)(i) is limited to UCC collateral tracking and oversight, and the analysis of Letter of Credit renewals, releases and reductions. Company does not have approval authority on the Letter of Credit renewals, releases and reductions.

Footnote 3 - The Company's responsibility relating to criteria 1122(d)(4)(x)(A), 1122(d)(4)(xi) and 1122(d)(4)(xii) is limited to tax and insurance escrow funds.

Footnote 4 - The Company's responsibility relating to criteria 1122(d)(4)(xiii) is limited to disbursements made on behalf of an obligor for tax payments.
